SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	February 21, 2006
(Date of earliest event reported)	February 16, 2006

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 16, 2006, we announced that 16.1 million of our equity units were settled. The settlement consisted of the holders of the equity units purchasing and us issuing approximately 19.5 million shares of our common stock. As a result, the equity units were suspended from trading before the opening of business on February 16, 2006. We received approximately $402 million in cash from this settlement which was used to reduce short-term debt. Holders of the equity units received 1.2119 shares of our common stock for each equity unit they owned; the last quarterly contract adjustment payment of 4.5 percent; and the last quarterly coupon payment of 4.0 percent on the original notes. Total outstanding shares of common stock are now 117.2 million.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press Release issued by ONEOK, Inc. dated February 16, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	February 21, 2006	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration
and Chief Financial Officer
(Principal Financial Officer)

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